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Enrollment Completed in Phase 3 PATHFNDR-1 Study Evaluating Oral Paltusotine for the Treatment of Acromegaly

Topline results for PATHFNDR-1 study expected in Q3 2023

SAN DIEGO – October 13, 2022 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) today announced the completion of enrollment in the Phase 3 PATHFNDR-1 study. PATHFNDR-1 is one of two ongoing, placebo-controlled Phase 3 studies evaluating the safety and efficacy of once-daily oral paltusotine in acromegaly patients. Topline results from the PATHFNDR-1 study are expected in the third quarter of 2023. The Phase 3 PATHFNDR-2 study’s enrollment is ongoing and topline results are expected in the fourth quarter of 2023. If successful, Crinetics plans to submit data from the two studies to regulatory authorities in support of applications seeking approval for the use of paltusotine for all acromegaly patients who require pharmacotherapy, including untreated patients and those switching from other therapies.

“We would like to thank study participants and clinical research professionalsfor their interest and contributions to the PATHFNDR-1 study. Completing enrollment is an important step toward our goal of providing patients and physicians with a once-daily oral therapy that we believe offers consistent control of IGF-1 levels and alleviates acromegalysymptoms,” said Alan Krasner, M.D., Crinetics’ chief medical officer. “If successful, paltusotine represents a potential alternative to standard-of-caresomatostatinreceptor ligand depot injections, which are often painful and disruptive to the lives of patients, typically requiring regular visits to a health care provider’s office.”

Scott Struthers, Ph.D., founder and chief executive officer of Crinetics added, “The over-enrollment of the Phase 3 PATHFNDR-1 study exceeded our expectations and we are looking forward to the completion of both PATHFNDR studies in 2023. As we work to complete these studies, we are also taking steps to increase our commercial readiness to provide patients with broad access to paltusotine, if approved.”

PATHFNDR-1 (NCT04837040) enrolled 58 patients out of a planned 52 with acromegaly who were biochemically controlled (serum insulin-like growth factor-1 (IGF-1) ≤ 1.0x upper limit of normal (ULN)) on octreotide or lanreotide depot monotherapy. Following a screening period, during which baseline values for IGF-1, growth hormone and total Acromegaly Symptom Diary Score were determined, participants were randomized 1-to-1 to receive once-daily oral paltusotine or placebo for nine months. The primary endpoint of the study is a responder analysis based on the proportion of patients with mean IGF-1 values ≤ 1.0x ULN at weeks 34 and 36 of the treatment period. Any patient who records two consecutive IGF-1 values ≥ 1.3x ULN and experiences exacerbation of acromegaly clinical signs/symptoms while on the maximum dose of paltusotine or placebo will be subjected to the study’s rescue protocol and classified as a non-responder. Eligible patients will have the option to participate in an open-label extension following their participation in the randomized controlled portion of PATHFNDR-1.

About Acromegaly

Acromegaly is a serious disease generally caused by a pituitary adenoma, a benign tumor in the pituitary that secretes growth hormone (GH). Excess GH secretion causes excess secretion of IGF-1 from the liver. Together, excess of these hormones leads to the symptoms of acromegaly, including abnormal growth of hands and feet, alteration of facial features, arthritis, carpal tunnel syndrome, joint aches, deepening of voice due to enlarged vocal cords, fatigue, sleep apnea, enlargement of heart, liver and other organs, and changes in glucose and lipid metabolism.

Surgical removal of pituitary adenomas, if possible, is the preferred initial treatment for most acromegaly patients. Pharmacological treatments are used for patients who are not candidates for surgery, or when surgery is unsuccessful in achieving treatment goals. Approximately 50% of patients with acromegaly prove to be candidates for pharmacological treatment. Long-acting somatostatin analogues are the most common initial pharmacologic treatment; however, these drugs require monthly depot injections with large gauge needles that are commonly associated with pain, injection site reactions, and increased burden of therapy on the lives of patients.

About Paltusotine

Paltusotine is an investigational, orally available nonpeptide agonist that is designed to be highly selective for the somatostatin receptor type 2 (SST2). It was designed by the Crinetics discovery team to provide a once-daily option for patients with acromegaly and neuroendocrine tumors. A previously completed Phase 1 study of paltusotine showed clinical proof of concept by providing

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evidence of potent suppression of the growth hormone axis in healthy volunteers. In Phase 2 studies, paltusotine maintained IGF-1 levels in acromegaly patients who switched from injectable depot medications to once-daily oral paltusotine. IGF-1 is the primary biomarker endocrinologists use to manage their acromegaly patients.

In completed studies, paltusotine has been generally well tolerated. The most common treatment-emergent adverse events in Phase 2 trials (>10%) evaluating patients with acromegaly included headache, arthralgia, fatigue, peripheral swelling, paresthesia and hyperhidrosis.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. Paltusotine, an investigational, oral somatostatin receptor type 2 (SST2) agonist, is in Phase 3 clinical development for acromegaly and Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics has demonstrated pharmacologic proof-of-concept in Phase 1 clinical studies for CRN04777, an investigational, oral somatostatin receptor type 5 (SST5) agonist for congenital hyperinsulinism, and for CNR04894, an investigational, oral ACTH antagonist for the treatment of Cushing’s disease, congenital adrenal hyperplasia, and other diseases of excess ACTH. All of the company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the plans and timelines for the clinical development of paltusotine, CRN04777 and CRN04894, including the therapeutic potential and clinical benefits thereof; the anticipated timing of enrollment of the PATHFNDR-2 study; the expected timing of topline data from the ongoing Phase 3 clinical trials of paltusotine in acromegaly; plans to submit data from the ongoing Phase 3 clinical trials of paltusotine in acromegaly to regulators in support of applications seeking approval for the use of paltusotine in acromegaly patients; and plans to increase commercial readiness. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including, without limitation, topline data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies; regulatory developments in the United States and foreign countries; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing; Crinetics may use its capital resources sooner than expected; any future impacts to our business resulting from the conflict between Russia and Ukraine or other geopolitical developments outside our control; and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:

Chas Schultz

VP, IR & Corporate Communications

cschultz@crinetics.com

(858) 450-6464

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Scienta Communications
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